As filed with the Securities and Exchange Commission on
                                REGISTRATION NO.

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC. 20549

                                   FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               ECONOSHARE, INC.


                (Name of Small Business Issuer in its Charter)

          Nevada                     7389                    13-4303398

--------------------------------------------------------------------------------

(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
  of incorporation or         Classification Code Number)   Identification No.)
       organization)


     (Address and Telephone Number of Registrants Principal Place of Business)

                              HYMAN SCHWARTZ, CEO

                                 1510 51 St.
                               Brooklyn, NY 11219
                               Tel:  718-435-5291
                               Fax:  718-972-6196
                             Email:  hyett1@msn.com

                                   COPIES TO:

                            THE O'NEAL LAW FIRM, P.C.
                       Attention: William D. O'Neal, Esq.
                      17100 E. Shea Boulevard, Suite 400-D
                         Fountain Hills, Arizona 85268

                    Tel: (480) 812-5058 Fax: (480) 816-9241

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement under number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box  [   ]





TITLE OF                               PROPOSED
SECURITIES            PROPOSED         MAXIMUM           MAXIMUM
TO BE                AMOUNT TO BE    OFFERING PRICE      AGGREGATE     AMOUNT OF REGISTRATION
REGISTERED           REGISTERED     PER SHARE  (2)    OFFERING PRICE        FEES

Common  stock
par value $0.0001
 per share
(1) (4)               741,000      $       0.05 (3)  $        37,050  $                  4.34

Common stock
par value $0.0001
per share
(1) (4)               741,000 (5)  $       0.25 (4)  $       185,250  $                 21.71

Common stock
par value $0.0001
per share
(1) (4)               741,000 (6)  $       0.50 (4)  $       370,500  $                 43.42

Common stock
par value $0.0001
per share
(1) (4)               741,000 (7)  $       1.00 (4)  $       741,000  $                 86.85

Common stock
par value $0.0001
per share
(1) (4)               741,000 (8)  $       1.50 (4)  $     1,111,500  $                130.26

Total                                                      2,445,300  $                286.58


1) In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

3) Fixed offering price of $0.05 per share was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board.

4)     Calculated  pursuant  to  Rule  457(g).

5) Issuable upon exercise of our outstanding series A, warrants to purchase common stock at an exercise price of $0.25 per share.

6) Issuable upon exercise of our outstanding series B warrants to purchase common stock at an exercise price of $.50 per share.

7) Issuable upon exercise of our outstanding series C warrants to purchase common stock at an exercise price of $1.00 per share.

8) Issuable upon exercise of our outstanding series D warrants to purchase common stock at an exercise price of $1.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

                 Subject to Completion,   Dated September 27, 2006

                                ECONOSHARE, INC.

                        3,705,000 SHARES OF COMMON STOCK
                                   PROSPECTUS

The prospectus and the registration statement, of which it is a part, are being filed with the Securities and Exchange Commission (the "SEC") to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") including shares to be issued to the Selling
Shareholders upon exercise of certain warrants of EconoShare, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 3,705,000 shares of our common stock of which 2,964,000 common shares are issuable upon the exercise of Series A, and B, and C, and D common stock purchase warrants, exercisable at prices from $0.25 to $1.50 per share. All of such shares are being offered for resale by the selling stockholders. The sales price to the public was set by the selling shareholders at $0.05 per share of Common Stock for an aggregate of $ 37,050. The price of $0.05 per share is a fixed price until the shares are listed on the OTC
Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board.

The total cost of the offering will be borne by us. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised by the selling stockholders.

Before this offering, there has been no public market for the common stock and the Company's stock is not currently traded on any exchange or quotation system. It is the Company's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB, following the effective date of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission ("SEC") is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY; INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this prospectus is September 27,  2006





TABLE OF CONTENTS:

Prospectus Summary:                                                                                               6
-------------------------------------------------------------------------------------
The  Offering                                                                                                     7
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Summary of Financial Information                                                                                  8
-------------------------------------------------------------------------------------
Risk Factors                                                                                                      8
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Forward-Looking Statements                                                                                       16
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Capitalization                                                                                                   17
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Use of Proceeds                                                                                                  19
-------------------------------------------------------------------------------------
Market for Common Equity and Related Stockholder Matters                                                         19
-------------------------------------------------------------------------------------
Shares Eligible for Future Sale:                                                                                 19
-------------------------------------------------------------------------------------
Dividend Policy                                                                                                  20
-------------------------------------------------------------------------------------
Equity Compensation Plan:                                                                                        20
-------------------------------------------------------------------------------------
Management Discussion & Analysis                                                                                 21
-------------------------------------------------------------------------------------
Organization in the Last five Years.                                                                             25
-------------------------------------------------------------------------------------
Business:                                                                                                        25
-------------------------------------------------------------------------------------
Description of Properties                                                                                        34
-------------------------------------------------------------------------------------
Legal Proceedings                                                                                                34
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Directors, Executive Officers, Promoters and Control Persons                                                     34
-------------------------------------------------------------------------------------
Security Ownership of Certain Beneficial Owners and Management                                                   35
-------------------------------------------------------------------------------------
Certain Relationships and Related Transactions                                                                   37
-------------------------------------------------------------------------------------
Description of the Securities.                                                                                   39
-------------------------------------------------------------------------------------
Plan of Distribution                                                                                             41
-------------------------------------------------------------------------------------
Selling  Security  Holders                                                                                       43
-------------------------------------------------------------------------------------
Transfer  Agent                                                                                                  47
-------------------------------------------------------------------------------------
Legal Matters                                                                                                    47
-------------------------------------------------------------------------------------
Experts                                                                                                          48
-------------------------------------------------------------------------------------
Interest of Named Experts and Counsel                                                                            48
-------------------------------------------------------------------------------------
Disclosure of Sec Position of Indemnification for Securities Act Liabilities                                     48
-------------------------------------------------------------------------------------
Where You Can Find More Information                                                                              48
-------------------------------------------------------------------------------------
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure:                            49
-------------------------------------------------------------------------------------
Financial Statements                                                                                             49
-------------------------------------------------------------------------------------

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS                                                             60
-------------------------------------------------------------------------------------
Indemnification Of Directors And Officers                                                                        60
-------------------------------------------------------------------------------------
Other Expenses of Issuance and Distribution                                                                      61
----------------------------------------------
---------------------------------------
Recent Sales of Unregistered Securities                                                                          62
-------------------------------------------------------------------------------------
Undertakings                                                                                                     64
-------------------------------------------------------------------------------------
Exhibits                                                                                                         65
-------------------------------------------------------------------------------------
Signatures                                                                                                       66
-------------------------------------------------------------------------------------

                                     Page 5


PROSPECTUS SUMMARY:


HISTORY  OF  THE  COMPANY:

The Company was incorporated on August 1 , 2005, as EconoShare, Inc. by Certificate of Incorporation issued pursuant to Nevada state law. Our executive offices are located presently at, 1510 51 St. Brooklyn, NY. 11219,
Tel: 718-435-5291. The Company does not have any subsidiaries, affiliated companies or joint venture partners.

BUSINESS:

We are a development stage Company. We are currently developing a software application and B2B (Business to Business) website for an Asset Sharing market place and transaction system, which we plan to launch at our domain location, at WWW.ECONOSHARE.COM. We anticipate the website will serve businesses across many segments of our economy that have idle or excess resources, assets, or capacity which these businesses are not fully utilizing and are thus seeking to offer these idle resources for a sharing arrangement, with other businesses that have a need for these assets and resources. (See "Business Description").

Typical assets for sharing include industrial equipment, manufacturing facilities, factory capacity, vehicles, office infrastructures, including idle or underutilized personnel. The business owners who offer these assets for a sharing arrangement, can register on the EconoShare website and List the "Resource Available" for sharing. The Listing of an asset or resource automatically creates a profile that includes detailed information and specifications about the resource that is available for sharing, the time duration of its availability and its geographic location. The profile is placed in our Search Engine that can be accessed using descriptive key words, so that businesses that have a need for these assets can search the profiles of available assets listed from our search engine. Similarly a Business which has a need for an asset or resource, may List the "Resource Wanted" on the website, using the same scenario as above. All sharing arrangements between the businesses can be transacted and settled on the EconoShare website, via "auction" or "negotiation", and via "cash" or "barter".

Unlike e-commerce sites for purchasing and selling merchandise, the EconoShare platform will enable transactions in sharing arrangements between the owners of idle capacity such as assets or excess capabilities or resources, who seek to share these assets or capabilities with a potential Sharer, thereby sharing the cost and benefit. These assets or resources are not for sale because they are being used partially by the owner. A sharing arrangement results in efficient allocation of resources benefiting both parties, as costs and benefits are shared.

We are currently completing the development of our EconoShare website and B2B (Business to Business) infrastructure and expect to launch as a testing site by October 2006. We believe we will be in the testing stage until approximately February 2007. In March or April 2007, we anticipate we will begin offering our services to a limited number of businesses. We have not generated any revenues to date, and do not anticipate generating any significant revenues during the next 12 months.

We have sufficient resources to complete the development, including adding and modifying features for our website, paying for the offering costs and operational & administrative expenses for the next 12 months. However, in order for us to become a viable business we will need to raise substantial funds to launch a broad marketing campaign in the hope of attracting businesses to transact on our website. We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our marketing efforts which are necessary to develop a clientele in order to make our business viable.

The  Offering

The prospectus and the registration statement, is being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") including shares to be issued to the Selling Shareholders upon exercise of certain warrants of EconoShare, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 3,705,000 shares of our Common Stock of which 2,964,000 shares of our Common Stock are underlying four (4) series of Common Stock Purchase Warrants issued to the Selling Shareholders. These shares of Common Stock and Warrants were issued from August 2005, until our termination of the of the offering on September 27, 2006 in connection with a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

The sale price to the public was set by the Selling Shareholders at $0.05 per Share of Common Stock for an aggregate offering amount of $37,050.

The price of $0.05 per share of Common Stock is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board. Each Warrant gives the holder the right upon exercise to receive one share of Common Stock.

See "Plan of Distribution" on page 41 for a further description of how the Selling Shareholders may dispose of the shares covered by this prospectus.

Number of Shares Outstanding:

There were 9,791,000 shares of our Common Stock issued and outstanding as of the date of this prospectus. The Company has 36 shareholders of record to date.

Summary  of  Financial  Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

We are a Development Stage Company. From the date of our inception on August 1, 2005, we have generated no earnings from operations. As of our fiscal year ending June 30, 2006 our financial data is as follows:





     Summary of Financial Data

From inception August 2005 - June 30, 2006






                           Ended June
Income Statement             30,  2006
-------------------------  ------------


Revenues                   $       -0-
-------------------------  ------------
Net Income                    ($34,122)
-------------------------  ------------
Net Income Per Share       $       -0-
-------------------------  ------------


Balance Sheet
-------------------------

Total Current Assets       $     8,633
-------------------------  ------------
Total Current Liabilities  $       -0-
-------------------------  ------------
Shareholder Equity         $    20,758
-------------------------  ------------






RISK FACTORS

An investment in our Common Stock involves a number of very significant risks. You should therefore carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our Common Stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our Company. However, there may be additional risks that we are not currently aware of. You could lose all or part of your investment due to any of these risks.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY. IF WE DO NOT MANAGE THESE RISKS SUCCESSFULLY, WE WILL NOT SUCCEED AND THERFORE WE MAY GO OUT OF BUSINESS AND YOU MAY LOSE YOUR INVESTMENT.

We were incorporated in Nevada on August 1, 2005. We have no significant financial resources. We are currently completing the development of our EconoShare website and B2B (Business to Business) infrastructure and expect to launch as a testing site by October 2006. We believe we will be in the testing stage until approximately February 2007. We have not generated any revenues to date, and do not anticipate generating any significant revenues during the next 12 months.

The  likelihood  of  our  success  must  be considered in light of the problems, expenses,  difficulties,  complications  and  delays frequently encountered by a small developing Company starting a new business enterprise and the highly competitive environment in which we plan to operate. Since we have no operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. It is highly likely that our business will fail. If we do not overcome all of these risks, our business may not become a viable business and we may have to go out of business.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS. IF WE DO NOT HAVE SUFFICIENT FUNDS TO OPERATE, DEVELOP OUR BUSINESS AND AGGRESSIVELY MARKET OUR WEBSITE, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS WHICH MAY CAUSE US TO GO OUT OF BUSINESS.

Our current business strategy provides for an aggressive marketing campaign to be initiated as soon as the Company is able to raise sufficient funds to finance our marketing strategy. We will therefore need to raise substantial funds in order to launch a broad marketing campaign to attract member participants for our website in order to become a viable business. We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our marketing efforts which are necessary to develop a clientele in order to make our business viable. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our marketing plans. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition and could cause you to lose your entire investment.

WE WILL REQUIRE ADDITIONAL FINANCING WHICH MAY REQUIRE THE ISSUANCE OF ADDITIONAL SHARES WHICH WOULD DILUTE THE OWNERSHIP HELD BY OUR CURRENT AND FUTURE SHAREHOLDERS WHICH MAY RESULT IN A SUBSTANTIAL DECLINE IN THE PRICE OF OUR SHARES, CAUSING YOU TO LOSE A SUBSTANTIAL PART OF YOUR INVESTMENT.

We will need to raise funds through either debt or equity through the sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders which may cause you to lose substantial value in your investment of our shares.

OUR BUSINESS IS NEW AND UNTESTED AND MAY NOT MATERIALIZE AS A VIABLE BUSINESS. IF OUR BUSINESS CANNOT ATTRACT MEMBERS AND GENERATE REVENUES WE WILL FAIL IN OUR BUSINESS WHICH WILL CAUSE US TO GO OUT OF BUSINESS.

We are not aware of a current centralized infrastructure devoted to sharing of resources between businesses. Thus we have no model to follow and no reference from which to base an indication that our sharing services will be of interest to potential clients we plan to target. Consequently we are investing time and resources in new and untested business initiatives that might not materialize to commercial viability. As a result, we might not attract sufficient members to subscribe for our services, leading us to incur substantially more expenses than income which will adversely affect our ability to operate successfully and may thus cause us to cease operations.

WE EXPECT TO FACE INTENSE COMPETITION FROM WELL ESTABLISHED ON LINE SERVICE PROVIDERS WHO MAY NOT YET BE FOCUSING ON THIS MARKET BUT WHO HAVE FAR GREATER BRAND RECOGNITION, LONGER OPERATING HISTORIES, LARGER CUSTOMER BASES AND SIGNIFICANTLY GREATER FINANCIAL RESOURCES THAN WE. THIS MAY RESULT IN OUR
INABILITY TO OPERATE SUCCESSFULLY BY ATTRACTING SUFFICIENT MEMBERS AND BUSINESSES TO TRANSACT ON OUR ECONOSHARE SYSTEM, WHICH MAY CAUSE US TO GO OUT OF BUSINESS.

We expect to face intense competition from other online service providers as well as traditional brokerage of manufacturing capabilities, some of which may adopt our methods and eventually target our customers. As the market for online business resource sharing grows, we believe that many other firms will increase their efforts to develop services and compete with us. We also face potential competition from Internet companies not yet focused on this market and from traditional brokers who see the advantage of moving online. We cannot reasonably anticipate which other firms are likely to offer services in the future that will compete with us.

In addition, nearly all established firms that choose to compete with us will have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we will have. They may also enter into strategic or commercial relationships with larger, more established and well-financed companies. Some of our competitors could enter into exclusive arrangements with firms, associations or industries and deny us access to their sectors, devote greater resources to marketing and promotional campaigns and devote substantially more resources to their Website and systems development than we will be able to do. New technologies and the continued enhancement of existing technologies may also increase competitive pressures upon us. This may result in our inability to operate successfully by attracting sufficient members and businesses to transact on our EconoShare system, which may cause us to go out of business.

SYSTEM FAILURES COULD PREVENT ACCESS TO OUR WEBSITE. THIS MAY RESULT IN PROSPECTIVE MEMBERS DIRECTING THEIR BUSINESS TO OUR COMPETITORS WHICH WILL PREVENT US FROM BECOMING A VIABLE BUSINESS, WHICH MAY CAUSE US TO GO OUT OF BUSINESS.

Since the success of our business will depend upon individuals using the Internet to transact sharing arrangements, any network interruptions, difficulty or inability to access our website, or other problems with our website, would result in declining revenue and loss of potential customers. Any such failures may prevent potential customers from accessing our website; reduce the number of customers using our services thus reducing our revenue; cause customer dissatisfaction; and/or damage our reputation.

We anticipate that our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, physical and electronic break-ins, earthquakes and other similar events. We believe our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial disruption of this sort could completely impair our ability to generate revenue through our website. We do not currently have a formal disaster recovery plan in effect and do not have business interruption insurance to compensate us for losses that could occur. Consequently, these risks if realized will cause us to go out of business, and you may lose your entire investment.

OUR OPERATING RESULTS COULD BE IMPAIRED IF WE BECOME SUBJECT TO BURDENSOME REGULATIONS, LEGAL UNCERTAINTIES, AND/OR FEES CONCERNING OPERATION OF OUR WEBSITE. EXCESS FEES MAY CAUSE OUR EXPENSES TO BE HIGHER THAN OUR INCOME WHICH MAY CAUSE US TO GO OUT OF BUSINESS.

Since 1998, the system for the internet has been run by a US (non governmental organization) known as ICANN - the Internet Corporation for Assigned Names and Numbers. It is an independent body, but is under contract to the US Department of Commerce. Other countries have become increasingly uncomfortable with the arrangement, countries including China and Iran wanted so-called "internet governance" transferred to an international body linked to the UN while the EU wanted some kind of intergovernmental "cooperative body". An agreement was reached November 2005 wherein the US will keep its oversight of the technology that underpins the internet. But a new international "internet governance forum" will be set up to discuss issues of concern. Although currently this new forum is not envisioned to have any decision-making powers," there is no assurance that this forum and the international community will not at some point impose burdensome regulations or fees to companies conducting commerce over the internet. Should that occur, it would adversely affect our business and may impede our ability to implement our platform and to facilitate transactions over the internet. Consequently, it could result in our business failing, and you losing your entire investment.

WE HAVE NOT DEVELOPED ANY EFFECTIVE DISTRIBUTION CHANNELS FOR OUR SERVICES WHICH ARE NECESSARY TO SELL OUR SERVICES AND GENERATE REVENUES. IF WE DO NOT ATTRACT SUFFICIENT BUSINESSES FOR OUR ECONOSHARE WEBSITE, WE WILL NOT HAVE SUFFICIENT REVENUES TO SUCCEED WHICH MAY CAUSE US TO GO OUT OF BUSINESS AND YOU MAY LOSE YOUR INVESTMENT.

 Our success will depend, in part, upon our marketing efforts to effectively establish distribution channels and we may not have the resources or ability to sustain these efforts or generate any meaningful fees. If our promotional and marketing efforts do not attract customers, then we will not generate any revenue. We intend to target businesses that will need our services. These businesses would include owners and sharers of business resources and capabilities that are excess to its owners and needed by sharers. If we do not attract customers through our promotional and marketing efforts, then it is likely that our business will fail and you will lose your investment.


SALES OF COMMON STOCK BY HYMAN SCHWARTZ AND SELLING SHAREHOLDERS   MAY CAUSE THE
MARKET PRICE FOR THE COMMON STOCK TO DECREASE WHICH WILL CAUSE YOU TO LOSE A SUBSTANTIAL PORTION OF YOUR INVESTMENT IN OUR STOCK.

Hyman Schwartz was issued 9,000,000 Common Stock as founder for which he paid the par value of $0.0001 cents per share equal to an aggregate of $900.00. Jacob Werczberger our Corporate Secretary and Director was issued 50,000 Common Stock at $0.0001 cents par value for which he paid $5.00. Both of these individuals may sell a portion of their Common Stock and these sales may cause the market price of the Common Stock to decrease. The Common Stock issued to Hyman Schwartz and Jacob Werczberger is restricted securities as defined by Rule 144 of the Securities Act. This means that the Common Stock is eligible for sale after one year for share amounts which do not exceed 1 % percent of the outstanding shares every 90 days. Furthermore, the Selling Shareholders may sell the 741,000 Common Stock offered in this offering which they purchased for a price of $0.05 cents per share. These individuals are likely to sell a portion or all of their Common Stock thereby causing the market price of the Common Stock to decrease.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN WE WILL LIKELY GO OUT OF BUSINESS AND YOU MAY LOSE YOUR INVESTMENT.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage Company that has not yet generated any revenues. As of June 30, 2006, we have incurred a net loss of ($34,122). If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF HYMAN SCHWARTZ OUR PRESIDENT, CEO AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS. THIS MAY CAUSE US TO GO OUT OF BUSINESS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Hyman Schwartz our President, CEO, Treasurer and Director. Mr. Schwartz is currently devoting 20 hours per week on administering the development of the website and setting up our operations. We currently do not have an employment agreement with Mr. Schwartz. The loss of his services could have a material adverse effect on our business, financial condition or results of operation, which may cause us to go out of business. Mr. Jacob Werczberger our Secretary currently devotes less than five hours per week to our operations.

HYMAN SCHWARTZ'S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK. WHICH MAY RESULT IN A PARTIAL LOSS OF YOUR INVESTMENT?

Hyman Schwartz beneficially owns approximately 91.92% of our Common Stock. Additionally, Mr. Schwartz is a principal of The Hyett Group Ltd., which owns 150,000 shares of Common Stock representing an additional .015% of the outstanding shares for an aggregate of 92% of the outstanding shares of the Company's Common Stock. Accordingly, for as long as Mr. Schwartz continues to own more than 50% of our Common Stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.

This concentration of ownership could result in a reduction in value to the Common Stock you own because of the ineffective voting power, and could have the effect of preventing the Company from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS WHICH MAY RESULT IN OUR GOING OUT OF BUSINESS.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical and marketing employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan and may go out of business.

IF WE ARE UNABLE TO ESTABLISH A LARGE MEMBERSHIP BASE WE MAY NOT GENERATE SUFFICIENT MEMBERSHIP AND TRANSACTION FEES. FAILING TO GENERATE MEMBERSHIP AND TRANSACTION FEES MAY RESULT IN OUR INABILITY TO COVER OUR EXPENSES AND GENERATE REVENUES AND MAY CAUSE YOU TO LOSE YOUR INVESTMENT.

An integral part of our business plan and marketing strategy requires us to establish a large user base. We currently do not have members. If resources are posted on our sites, but there is a low volume of businesses interested in sharing the resources, we will not succeed in our business. If for any reason our web site is ineffective in attracting consumers, or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate transaction fees, and membership fees, as well as other revenues such as advertising revenues may decline.

IN ORDER TO IMPLEMENT OUR BUSINESS PLAN, WE WILL REQUIRE OUR USERS TO PAY MEMBERSHIP AND TRANSACTION FEES FOR OUR SERVICES; ALTHOUGH DURING THE TESTING STAGE WE PLAN TO ALLOW OUR CUSTOMERS TO UTILIZE OUR SERVICES FOR FREE. IF OUR
USERS ARE NOT WILLING TO PAY FOR THESE SERVICES, WE WILL BE FORCED TO SUSPEND AND EVENTUALLY TO CEASE OUR BUSINESS ACTIVITIES.

We do not plan to charge our members to utilize our services during the testing phase and we have no current plans to charge our members during the early phase of launching our operational website. However, in order to implement our business plan, we will require our users to pay membership and or transaction fees for the use of our services. We cannot guarantee that either our current users or prospective users will be willing to pay for our services. If we are unable to generate sufficient revenues from our user fees, we will be forced to suspend and possible cease all operations.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE WHICH MAY CAUSE US TO GO OUT OF BUSINESS.

The internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in our going out of business.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL WHICH MAY CAUSE YOU TO LOSE A SUBSTANTIAL PART OF YOUR INVESTMENT.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 for the shares of Common Stock was arbitrarily determined. The facts considered in determining the offering price was our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of EconoShare, Inc. The offering price bears no relationship to the book value, assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities. If the price of the stock declines below the offering price you may lose your investment.

THERE  IS  NO  ASSURANCE  OF  A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER
TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK WHICH MAY CAUSE YOU TO LOSE A SUBSTANTIAL PART OF YOUR INVESTMENT.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment which may cause you to lose your investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS. IF THE PRICE OF THE STOCK DECLINES, YOUR LOSS WILL NOT BE OFFSET BY DIVIDENDS WHICH MAY RESULT IN A PARTIAL DECREASE IN THE VALUE OF YOUR INVESTMENT.

We have not paid any dividends on our Common Stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have difficulties raising additional funds which could affect our ability to expand our business operations.

OUR  COMMON  STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS
ON MARKETABILITY,   WHICH MAY RESULT IN YOUR BEING UNABLE TO SELL YOUR SHARES OR
CAUSING  YOU  TO  LOSE  PART  OR  ALL  OF  YOUR  INVESTMENT.

If our Common Stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. AS WELL; OUR STOCK IS HELD BY A SMALL NUMBER OF INVESTORS THUS REDUCING THE LIQUIDITY OF OUR STOCK AND THE LIKELIHOOD THAT ANY ACTIVE TRADING MARKET WILL DEVELOP. IF THE MARKET IS THINLY TRADED, YOU MAY NEED TO SELL YOUR SHARES AT A REDUCED PRICE THAT A BUYER WOULD BE WILLING TO PAY FOR THE SHARES, WHICH WILL CAUSE YOU TO
LOSE  VALUE  IN  YOUR  INVESTMENT  IN  OUR  STOCK.

There is currently no market for our Common Stock. Even if we are successful in our stock trading on the OTC Bulletin Board, the market for our Common Stock is likely to be very limited and we cannot assure you that a larger market will ever be developed or maintained.

Currently, our Common Stock is not listed on any established trading system. The fact that most of our Common Stock is held by a small number of investors further reduces the liquidity of our Common Stock and the likelihood that any active trading market will develop. The market for our Common Stock is likely to be volatile and many factors may affect the market. These include, for example:
Our success, or lack of success, in marketing our services and developing our customer base; Competition; and our ability to raise sufficient capital for business expansion.

Additionally the stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our Common Stock in any market that develops.


 Forward-Looking Statements

This prospectus contains "forward-looking statements," about our financial condition, results of operations and business. These statements include, among others:

o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or with documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus. Further, the information contained in this prospectus is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

Capitalization

EconoShare, Inc has 200,000,000 shares of Common Stock, $0.0001 par value, authorized of which 9,791,000 shares of Common Stock are issued and outstanding.

EconoShare, Inc. has 10,000,000 $.0001 preferred shares authorized and none issued to date.

741,000 shares of Common Stock currently outstanding are being offered by the Selling Shareholders in this Registration, and 9,050,000 shares of Common Stock are restricted securities. Additionally, the Selling shareholders are offering 2,964,000 shares of Common Stock underlying four series of warrants.

Outstanding  Warrants:

The Company has outstanding 741,000 Series A Warrants. Each Series A warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue Date") until the September 15, 2010 (the "Expiration Date") one share of fully paid and non assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $0.25 per share of Common Stock.

The Company has outstanding 741,000 Series B Warrants. Each Series B warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue Date") until the September 15, 2010 (the "Expiration Date") one share of fully paid and non assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $0.50 per share of Common Stock.

The Company has outstanding 741,000 Series C Warrants. Each Series C warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue Date") until the September 15, 2010 (the "Expiration Date") one share of fully paid and non-assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $1.00 per share of Common Stock.

The Company has outstanding 741,000 Series D Warrants. Each Series D warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue Date") until the September 15, 2010 (the "Expiration Date") one share of fully paid and non assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $1.50 per share of Common Stock.

In accordance to the Warrant provisions for the Series, A, and B, and C, and D, the Company has the option to "call" the Warrants (the "Warrant Call"), in accordance with and governed by the following:

(a) The Company shall exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") at any time prior to the Expiration Date.

(b) The Warrant Holders may then choose to exercise their Warrant rights and purchase the appropriate number of shares of Common Stock and pay for same all within 10 business days of the date of the Call Notice. Any Warrants which are Called and not exercised during such 10 business day period shall thereafter not be exercisable.

The exercise price and number of shares of Common Stock issuable on exercise of the Series A Warrants, Series B Warrants, Series C Warrants, and Series D Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of EconoShare, Inc.

The Class A Warrants, Class B Warrants, Class C Warrants, and Class D Warrants may be exercised upon surrender of the Warrant on or after the exercise date of the Warrant, and on or prior to the expiration date of the Warrant. Warrants will be surrendered at our principal office or at the office of the Warrant Agent appointed by EconoShare, Inc. in accordance with the terms of the Warrant, with the subscription form attached thereto completed and executed as indicated, accompanied by full payment of the exercise price (in cash or by certified check or official bank check payable to the order of EconoShare, Inc., Inc.) for the number of Warrants being exercised. The Warrant Holders do not have the right or privileges of holders of Common Stock.

If all of the Warrants are exercised, the Company will have 12,755,000 shares of Common Stock outstanding.



 Use of Proceeds

The shares of Common Stock offered hereby are being registered for the account of the Selling Shareholders named in this prospectus. As a result, all proceeds from the sales of the Common Stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the Common Stock by the selling stockholders. We may, however, receive up to $2,408,250 in proceeds from the exercise by the Selling Shareholders of Warrants to purchase up to an aggregate of 2,964,000 shares of our Common Stock. We will incur all costs associated with this prospectus and related registration statement. We plan to utilize the proceeds we generate from the exercise price of the Warrants for ongoing operations and expansion.

Market for Common Equity and Related Stockholder Matters

There is no public trading market for the securities of the Company. The Company is neither a reporting issuer in the United States nor a publicly traded Company on any stock exchange. Therefore, there is no trading range in the Company's shares. Subsequent to the effective date of the Company's Registration Statement, the Company will seek to have one or more broker dealers make a market in its securities over-the-counter, with quotations carried on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board". However, there is no assurance the Company will ever be quoted on the OTC
Bulletin  Board  or  any  other  exchange.

As of the date of this filing, EconoShare, Inc. has 9,791,000 shares of Common Stock outstanding plus Common Stock Purchase Warrants exercisable into 2,964,000 $0.0001 par value Common Shares of the Company at prices ranging from $.25 to $1.50.

If all of the Warrants are exercised, the Company will have 12,755,000 shares of Common Stock outstanding.

The Selling Shareholders will determine when they will sell their shares of Common Stock and when and if they will exercise their Warrants.


Shares Eligible for Future Sale:

As of the date of this filing, EconoShare, Inc. has 9,791,000 shares of Common Stock outstanding plus Common Stock Purchase Warrants exercisable into an additional 2,964,000 $.0001 par value Common Shares of the Company at prices ranging from $.25 to $1.50. Out of the 9,791,000 shares outstanding, 741,000 shares of Common Stock are being registered with this registration statement in addition to the 2,964,000 shares of Common Stock underlying the Warrants. The remaining 9,050,000 shares of Common Stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

     (i) One percent (1%) of the outstanding shares of Common Stock; or

     (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about EconoShare, Inc. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. EconoShare, Inc. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See also "Risk Factors".

Current Shareholders: As of the date of this prospectus, the Company has 36 shareholders.

Dividend Policy

The Company has not declared or paid any dividends on its Common Stock. The declaration of any future cash dividend will be at the discretion of the Company's Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the Company's present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the Company's business operations.

Equity Compensation Plan:

The Company has not issued any Employee Benefit Plan or Dividend Reinvestment Plan, thus none are being offered pursuant to an employee benefit plan or a dividend reinvestment plan, or any equity compensation plans.







Name & Principal                           Restricted
Position              Year  Salary  Bonus  Stock Awards  Options  Payouts
--------------------  ----  ------  -----  ------------  -------  -------


                      2005
Hyman Schwartz                 -0-    -0-           -0-      -0-      -0-
--------------------        ------  -----  ------------  -------  -------
Jacob Werczberger     2005     -0-    -0-           -0-      -0-      -0-
--------------------  ----  ------  -----  ------------  -------  -------
                               -0-    -0-           -0-      -0-      -0-
                            ------  -----  ------------  -------  -------


Name & Principal                           Restricted
Position              Year  Salary  Bonus  Stock Awards  Options  Payouts
--------------------  ----  ------  -----  ------------  -------  -------


Hyman Schwartz, CEO   2006
President, Treasurer           -0-    -0-           -0-      -0-      -0-
--------------------        ------  -----  ------------  -------  -------
Jacob Werczberger
Secretary             2006     -0-    -0-           -0-      -0-      -0-
--------------------  ----  ------  -----  ------------  -------  -------
                               -0-    -0-           -0-      -0-      -0-
                            ------  -----  ------------  -------  -------




Neither our officers nor directors have been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our officers, directors, nor anyone else regarding the commitment of time or the payment of salaries or other compensation.

Management Discussion & Analysis


We are a development stage Company. We are currently developing a software application for a Business to Business Asset Sharing Website, which we plan to launch at our domain location, www.EconoShare.com. We anticipate the website will serve businesses across many segments of our economy that have idle or excess resources, assets, or capacity which they are seeking to offer for a sharing arrangement, with businesses that have a need for these assets and
resources.    (See  "Business  Description").

We are currently completing the development of our EconoShare website and B2B (Business to Business) infrastructure and expect to launch as a testing site by October 2006. We believe we will be in the testing stage until approximately February 2007. In March or April 2007, we anticipate we will begin offering our services to a limited number of businesses. We have not generated any revenues to date, and do not anticipate generating any significant revenues during the next 12 months.

PLAN  OF  OPERATIONS

You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" elsewhere in this prospectus.

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

PHASE  I

We are currently in the process of finalizing the development and completion of our website EconoShare.com which will serve as the EconoShare infrastructure and transaction system. We believe our website will be ready for launch as a testing site by October 2006 and we will be in the testing phase for 90- 120 days thereafter. During the testing phase, the Company will not generate any revenues from operating the EconoShare website and infrastructure. During the succeeding 3-6 months after launching as a beta testing site, we plan to add features to our website as we learn about the habits and requirements of our members and users. We anticipate that adding and modifying website features will be an ongoing endeavor especially during the early years of our operations.

We anticipate that by February 2007, we will have completed our testing phase of our website and we will be prepared to launch our operational website containing the basic functions and features that will enable commercial transactions to be processed.

Considering the importance of building a critical mass of both owners and potential sharers of resources, to post their requirements onto our website, we plan to initially waive any fees for listing "Resources Available" and "Resources Wanted". Thus we do not anticipate generating revenues in the year 2006 and in the initial two quarters of 2007.

In the first quarter of 2007, we anticipate that we will begin to prepare and execute a marketing plan to attract website traffic. We expect that initially the majority of our members will come from internet advertising and search engine keyword placement. We also plan to devote resources to affiliate programs and link exchange programs, where we can create additional links for EconoShare.com in directories throughout the web. We also plan to enter into Affiliate programs for other related websites in order to generate Affiliate
revenues.   We  are  currently  an  Affiliate  of  the  Rent-A-Coder  website.

We currently have enough cash to maintain our operations for the next twelve months. Additionally, as a backup to our current available funds, we have available to us a $25,000 credit facility provided by our President, Hyman Schwartz which the Company has a right to draw upon as needed during the next twelve months. We anticipate that we will spend approximately $15,000 in the next twelve month. Our current budget provides $3,000 for website enhancements and modifications, approximately $2,000 for search engine optimization and marketing, $3,000 for accounting, $3,000 for Edgarizing of documents, and $1,200 for our website hosting and $500 for printing and miscellaneous. We do not intend to hire any employees during the next 12 months. Hyman Schwartz, our CEO will oversee completion of the development of our website and the administration of the company. Although we believe we have sufficient cash to meet our minimum expenses for the next 12 months, we will need to raise substantial funds in order to launch a broad marketing campaign to attract member participants for our website order to become a viable business. We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our marketing effort which is necessary to develop a clientele in order to make our business viable.

PHASE  II

In order to expand our business to a level in which we are can expect to generate revenues to both cover our expenses and to grow our business, we will need to raise additional funds to launch an aggressive marketing campaign to educate our target market of our available services in hope of gaining critical mass to our website, which is necessary to attract member participants. We will also require additional funds for further development of our website in order to be competitive and to respond to Users needs. No significant purchases of equipment are anticipated; however, a substantial surge in traffic and/ or membership could necessitate the purchase of our own designated servers. We expect to require a minimum of $150,000-$350,000 in 2007, in order to execute our phase II marketing plan and expand our business; and hire key employees for marketing and building strategic alliances. The timing and the extent of the marketing effort will be dependent upon our raising capital in order to cover the anticipated costs of our marketing and business expansion. We will not be able to initiate the 2nd phase of our development unless we raise additional funds. We plan to seek additional funds through a private placement of shares after our registration is declared effective by the SEC. We have no current commitments for funds from prospective investors and thus we cannot assure you that we will be successful at raising additional funds.

We intend to meet our long-term liquidity needs through available cash and cash flow as well as through additional financing from outside sources. We anticipate raising additional funds from the possible exercise of Warrants or equity financing with private investors following effective date of the Registration Statement. As of September 27, 2006 no agreements have been undertaken to obtain any funding. Our outstanding Warrants are exercisable at prices between $0.25 and $1.50 per share of Common Stock. The Company does not expect that warrants will be exercised if the prevailing price of the Common Stock at such time of exercise is below or at the exercise price.

Should the company be successful in raising funds in exchange of the issuances of equity or convertible debt securities it is highly likely it will result in massive dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our Common Stock.

There is no assurance that the Company will enter into an agreement for funding, or that funding will be available at an acceptable cost of funds. In the event the Company is unable to raise the necessary funds, it will be forced to significantly curb its activities in order to preserve its capital, and may have to go out of business if it does not succeed.

LIQUIDITY  AND  CAPITAL  RESOURCES:

From our inception in August 2005 until September 27, 2006, we raised an aggregate of $29,550. from the sale of our Common Stock, plus Common Stock Purchase Warrants sold to investors. Additionally we issued Common Stock plus Common Stock Purchase Warrants in lieu of cash, for $7,500 value to Softcode
Design & Development, a Division of The Hyett Group Ltd. as consideration for the initial development of the software application and website implementation of the EconoShare website platform. The Company paid the following cash expenses to date:








EXPENSES PAID TO DATE:
----------------------
Business Plan           $ 2,000
----------------------  -------
Patent & Trademark      $ 4,625
----------------------  -------
Organizational Expense      900
----------------------  -------
Legal fees              $ 5,000
----------------------  -------
Miscellaneous              216.
----------------------  -------
Transfer Agent            2,000
----------------------  -------
Registration Fees           286
----------------------  -------
                         13,027
                        -------






We anticipate we will require $15,000 for the next 12 months. We budgeted $3,000 for website enhancements and modifications and approximately $2,000 for search engine optimization and marketing and $1,200 for our website hosting and $500 for printing and miscellaneous The Company expects to pay accounting and auditing fees of approximately $3,000, and Edgarizing fees of approximately $3,000. During the next twelve month the Company does not plan to incur rent expenses, since the CEO has offered the use of his home office and office infrastructure including computer, fax machine, printers, scanner, telephone system, etc, free of charge to the Company.

Hyman Schwartz, the Company's Chief Executive Officer and Principal shareholder provided a credit facility to the Company for up to a maximum of $25,000 which may be drawn down by the Company anytime from June 15, 2006 until October 15, 2007. This unsecured loan is payable October 30, 2007 and bears an interest rate of prime plus one (1) calculated on an annual basis payable annually in arrears with first payment due June 14, 2007 and second payment due at maturity on October 30, 2007, unless extended by mutual consent of the parties. To date, Hyman Schwartz did not advance any funds to the Company pursuant to this credit facility. In September 2005, prior to providing this credit facility to the Company, Hyman Schwartz provided a short term loan to the Company in the amount of $3,595, which has been repaid to Mr. Schwartz in the month of February 2006.


OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking

Off-Balance Sheet Arrangements:
------------------------------

We do not currently have any off-balance sheet arrangements. We do not anticipate entering into any off-balance sheet arrangements in the future.


Organization in the Last five Years.

EconoShare Inc. was newly formed as a Nevada State corporation on August 1, 2005. From inception, our principal offices have been located at 1510 51 St. Brooklyn, NY 11219. Hyman Schwartz, our President and CEO provide our office to us on a rent-free basis. The Company does not have any subsidiaries, affiliated companies or joint venture partners.



Business:

  (a)  BUSINESS  DEVELOPMENT.

Form  and  year  of  organization;

EconoShare Inc. was organized in the State of Nevada as a corporation on August 1, 2005. The Company does not have any subsidiaries, affiliated companies or joint venture partners.

  (b)  DESCRIPTION  OF  BUSINESS:


We were organized for the purpose of engaging in the business of providing a B2B (business to business) market place for commoditizing or converting non-producing idle capacity, such as underutilized assets and resources, into fungible assets that are revenue producing. These resources are owned or controlled by businesses who will be offering such capabilities to businesses who are potential Sharer's of such resources in exchange for cash or barter consideration. Sharing arrangements in idle capacity channels these "sleeper" assets to revenue producing assets while providing a low cost solution to potential sharers of such resources that would otherwise require purchasing a similar resource for full price that would only be partially utilized.

Unlike e-commerce sites for purchasing and selling merchandise, the EconoShare platform will enable transactions in sharing arrangements between the owners of idle capacity such as assets or excess capabilities or resources, who seek to share these assets or capabilities with a potential Sharer, thereby sharing the cost and benefit. These assets or resources are not for sale because they are being used partially by the owner. A sharing arrangement results in efficient allocation of resources benefiting both parties, as costs and benefits are shared.

We are currently in the process of completing the development of our website EconoShare.com which will serve as the EconoShare infrastructure and transaction system. We believe our website will be ready for launch as a testing site by October 2006 and will be in the testing phase for 90- 120 days thereafter. During the testing period, we anticipate that we will make changes and add features. Some of these changes will be driven by Users feedback requesting such changes.

The  Market:

There are three basic requirements for a successful market to develop; ample supply, ample demand, and a convenient venue, in which supply and demand can meet, discover, interact, and transact.

EconoShare seeks to serve as a market facilitator by creating a venue for a newly developed B2B (business to business) online market for sharing excess resources between businesses that own or lease these resources or have idle capacity, with businesses that have a need for such resources or capacity for the duration of its availability.

Traditional sharing of business assets has come about from a highly haphazard and fragmented universe of information consisting of newspaper advertisements, association referrals, individual knowledge and any other form of uncovering facilities that are at least temporarily surplus to one organization and needed by another. With the increasing familiarity and acceptance of the Internet we use the unique characteristics that differentiate it from traditional media and irregular and inefficient sources of information.

In creating an online market place for matching supply and demand for excess or idle capacity along with sharing and bartering transactions, a new economic paradigm is created which can benefit businesses across a broad segment of our economy, enabling the sharing of idle capacity for consideration.

We believe the market for sharing idle capacity in equipment, infrastructures, and human resources is a huge and growing market. Our target market consists of businesses that require highly expensive equipment such as rigging, scaffolding, construction equipment, excavation and other heavy machinery. These businesses invest heavily into equipment frequently through financing or leasing arrangements with adherent financing charges that must be paid timely. The payment of financing or leasing charges becomes especially burdensome when such equipment is idle and not generating sufficient revenues. A sharing transaction with a potential sharer of such equipment during the idle periods, harnesses the "sleeper assets" into productive assets while defraying a portion of such financing costs.

The sharer of such resources such as small businesses, businesses undergoing expansion, or testing new markets, or businesses experiencing a temporary surge in activity, can potentially increase their productivity and expand their business as it can fill its peak time equipment requirements by tapping into the EconoShare market place to identify the availability of excess capacity thus streamlining asset expenditures by efficient utilization of resources through the EconoShare platform.

Cyclical Businesses:   Oil & Gas as well scaffolding and construction industries
undergo business cycles conducive to down time in which equipment is not being utilized during portions of the business cycle.

Manufacturers and other businesses traditionally hold assets to buffer against uncertain requirements within their normal lines of business, invariably leading to over capacity at some point in the economic life of the assets.

Our objective is for our online borrowing channels to become primary avenues for planning and producing goods of all sorts for businesses in many sectors of industries.

PRINCIPAL  PRODUCTS  &  SERVICES  AND  THEIR  MARKETS:

The  EconoShare  Platform:

We plan to implement the EconoShare platform as an internet based Business to Business Asset Sharing market place and full service transaction system for businesses having excess resources or capacity which they are seeking to share with businesses having a need for these resources.

In Introducing an auction and discovery marketplace for these excess resources and capacity, the EconoShare platform enables commodotizing these "resources" and adding revenue stream for firms willing to share excess capacity with a potential Sharer of such "resource", thereby sharing the resource and its cost.

EconoShare will enable users to communicate or access information without geographic or temporal limitations; access dynamic and interactive content on a real-time basis; and communicate and interact instantaneously with knowledgeable and action oriented people or even with an entire group of individuals.

Both supply and demand sides will be accommodated with our profile of resources needed or available, and further segmented by geography, time duration, price, capability, etc. Our novel form of contract and contact has two opposing yet complementary sides and a resource that is available for sharing between the parties, introduced by our infrastructure and transaction system.

We anticipate the EconoShare platform will enable new partnerships through a marketplace that existed in only fragmented elements prior to the EconoShare solution. We plan for our Website to be easy-to-use, attractive, and with wide searching algorithms, enabling users to discretely offer and find resources that would otherwise be hidden. They can find, compare, negotiate and otherwise transact in a fraction of the time needed for conventional methodologies. We anticipate the ease and attractiveness as well as the constant addition of interesting capabilities will encourage users to visit frequently and take a mind-set that is far less rigid to the cost and availability of producing assets.

ECONOSHARE  TARGET  MARKET:

The EconoShare platform will seek to serve a varied and diversified segment of the economy across many industries with a single unifying theme of matching excess capacity and resources with potential Sharer's of such resources.

The Company will seek to target a full spectrum of industries with business cycles that lend it to excess resources and capacity which can benefit from the EconoShare market place.

EconoShare will seek to serve businesses in all segments of the economy which traditionally "Own" Industrial equipment including but not limited to rigging, scaffolding equipment, exploration equipment, construction, machinery, specialized vehicles, transportation services, factory capacity, manufacturing capacity, conveyer systems, etc.

EconoShare will serve "Owners" of assets such as excess storage facilities, commodities, specialized infrastructures, clean rooms, call centers, and infrastructures providing other capacities.

EconoShare platform will serve freelancers, professionals, individuals, or small business, which have varied and specialized capabilities and have excess capacity for more work in their specialized fields or are seeking for "filler" work to complement their existing assignments.

EconoShare platform will seek serve businesses with excess capacity in office infrastructures that can allocate excess capacity for a "Sharing" arrangement with a potential "Sharer" of office infrastructure.

EconoShare will seek to serve every segment of the business to business and consumer market with a single unifying theme of matching excess capacity and resources with potential Sharer's of such resources.

Initial  Stage:

We intend to initially offer our platform to three basic sectors, to validate the concept, and to serve as a demonstration and model to other industries, while validating our approach and accommodating the needs and habits of various users. The basic sectors include:

          INDUSTRIAL  EQUIPMENT  &  MACHINERY,

          BUSINESS INFRASTRUCTURES: PLANT AND PRODUCTION FACILITIES AND SPECIALIZED INFRASTRUCTURES

          PROFESSIONAL  SKILLS  AND  HUMAN  RESOURCES


2nd  Stage:

Once established, we anticipate the platform will morph and segue into new industries and new uses.

Industries with pronounced business cycles will be natural targets for over and under used assets.

We anticipate early adopters of the technology can be expected from current users of auction sites and where heavy investments in facilities and equipment regularly occurs such as in oil exploration, construction, chemicals, pharmaceuticals, etc.

Other specialized infrastructures that regularly see intermittent demands include call centers, specialized clean rooms, offices, medical equipment, etc.

We anticipate that new users will be called to the marketplace that never had access to these capabilities before including, freelancers, small businesses, and companies experimenting with new lines of business.

From inception we plan to maintain an open platform to any other sector just as soon as an Owner or potential Sharer chooses to post assets or requirements, not unlike want-ads in any newspaper, trade publication or on-line discussion forum or even blogs. Other industries that use equipment that is paid for over long periods of time are reasonable targets. Since a sharing transaction, harnesses sleeper assets into a productive role while defraying a portion of their financing costs, such assets become less risky investments for fiduciaries much less the companies themselves. Associations and professional groups can also act as intermediaries and promoters as new tasks, jobs and markets materialize. Regional clusters and areas that are seeking to develop new industries can easily experiment with supporting our platform to lure new companies and employers into their existing asset base.

EconoShare Solution:

-     A  sharing  transaction  on  the  EconoShare  platform   harnesses sleeper
assets into a productive role while defraying a portion of their financing costs.

- Fragmented ownership of assets, fragmented demands and on-transparent availability, logistics, and pricing, all underlie the demand for EconoShare.

- The management and disposal of excess capacity represents a substantial burden for many companies and the uncertainty associated with releasing once essential facilities makes for challenging decision making. The unpredictability of demand forces inefficiencies for which the EconoShare platform enables corrective and efficiency promoting decisions.

- We permit small manufacturers to take on or otherwise compete with firms that have been able to inventory production assets, and we introduce a level of competition that invites new efficiencies.

- We believe we provide a compelling reason to undertake new business propositions and invest only marginally in areas that were otherwise closed to them because of the cost or difficulty of assembling the producing assets

- We reduce the information asymmetries of the traditional asset exchange market by the Internet and a set of user-friendly protocols. We provide owners and sharer's ("renters") with quick and convenient access to production facilities that would otherwise be beyond their ability to pay for them, much less learn of their availability and be able to access them.

Revenue  Model:

     We  anticipate  that  we  will  generate  income  through:

Membership  fees
Percentage  of  transaction
Advertising
Affiliate  Programs
Link  Exchanges

In the initial growth phase we plan to forego some charges as we seek to attain critical mass. When the market develops, we may test different avenues for revenue. Unlike transaction websites with one-time purchase and sale of materials, we envision a continued offering of rented assets and, project bidding, given the potential size of transactions; even a small percentage fee can constitute a significant and recurrent revenue base.

OUR  BUSINESS  MODEL  PROVIDES:

Discovery  of  available  assets;
Channel  for  negotiation;
Comparability  of  price,  capability  and  logistics;
Single  point  for  checking  potential  assets;
Transaction  are  consummated   via  auctions  or  negotiations
Transactions  are  settled  via  cash  transaction  or  barter
Transaction experience with firms that previously may have had limited or no experience with each other.

Our  opportunities  for  success  are  the  following:

     First adapter and chance to develop critical mass and size. With a patented solution and trademarked name, we plan to embark on a PR offensive to establish our name in the minds of the business public and have a ready place for them to turn for the conduct of their business.

     Compelling business information environment. We provide timely information on available productive resources with such easy access and facilitated use. A continued investment by EconoShare can give us an ever more comfortable and useful place for the disposition of temporarily surplus assets.

     Cost effective and convenient business planning and transacting. Unlike the five-day work week and eight-hour day, we permit businesses to operate with important information and planning inputs 24-7. Since transaction costs can be so minimal, smaller and otherwise uneconomic units have a new life and can be entered and used in a new production stream. EconoShare allows offerings to be made without the time-consuming and logistical inconvenience of individual matching and pairing. Users have access to a much broader selection of facilities and avoid the need to pay expensive markups or prohibitive commissions to intermediaries. Our critical mass of resources provides a mutual benefit and allows effective price discovery.

     Strong Industry Affinity. We believe the alliances that will be forged between Owners and sharers will enable a generation of active and loyal clients for EconoShare. We intend to offer a variety of communication services, chat rooms, bulletin boards and customer assistance to encourage such loyalty and repeat usage.

     Intuitive User Experience. EconoShare is a fully-automated, topically-arranged, intuitive and easy-to-use online service that is continually available. Within minutes of completing an online form, a seller can immediately list resources and enlist inquiry and bidding.

DISTRIBUTION  OF  PRODUCTS  AND  SERVICES:

Our business model calls for reasoned steps to incorporate opportunities and to lessen the impact of any marketing mistakes. Instead of fielding a large and expensive sales force we plan to conduct Internet marketing campaigns and use PR services. Our marketing strategy revolves around promotion of our website and the continual attraction of users to know and understand how to use EconoShare. Firms such as eBay and others have grown considerably through the device of word-of-mouth but we don't intend to rely upon this device alone. We plan to employ a variety of methods to promote our brand to include strategic purchases of online advertising on a test basis.

Our advertising budget is modest and using a good PR firm to introduce our services will be the most cost-effective means to make our services known and understood. The number of printable stories that can be generated by firms that newly enable production and other ventures because of our economies make for good reading and the inevitable job creation and economic benefits give a stake to many organizations in our success, providing PR and information partners for us.

TECHNOLOGY  &  OPERATIONS


Our EconoShare platform is being developed with a combination of proprietary technologies and commercially available licensed technologies and solutions to support our operations, along with our internally developed Website.

We intend to continue to enhance the capabilities of our Website to improve our understanding of customer needs and to incorporate useful information as it is uncovered and revealed to us.

We are building a scalable user interface and processing system that is based on proprietary software, using publicly available software in tandem with our own solutions. We'll continue to offer more and more aid to users to include notification and search services, on a constantly updated basis.

COMPETITIVE BUSINESS CONDITIONS AND THE SMALL BUSINESS ISSUER'S COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION:

Online business services have a reasonable history albeit modern, and there is much to adapt from other firms. E-bay and other prominent firms such as Overstock.com can provide many operating insights while maintaining their own growing businesses. We believe that competition in the online business sharing market will be based primarily upon:

Breadth  of  offerings;
Ability  to  access  exact  needs  and  specifications;
Cheapness  and  convenience  of  using  existing  resources;
Level  of  customer  service;  and
Recognition  of  our  brand  name.


We have applied for a software patent on the business process of our EconoShare asset sharing platform, and plan to embark on a PR offensive to establish our name in the minds of the business public. We have also applied and received a Trade Mark for our company name and sharing platform, EconoShare We anticipate that being first to present this concept will give us an advantage over competitors who have not yet begun to exploit this market. We do anticipate that we will nonetheless face extensive competition from a variety of online service providers as well as traditional brokerage of manufacturing capabilities, some of which may adopt our methods and eventually target our customers. As the market for online business facility sharing grows, we believe that many other firms will increase their efforts to develop services and compete with us. We also face potential competition from Internet companies not yet focused on this market and from traditional brokers who see the advantage of moving online. We cannot reasonably anticipate which other firms are likely to offer services in the future that will compete with us.

In addition, nearly all established firms that choose to compete with us will have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we will have. They may also enter into strategic or commercial relationships with larger, more established and well-financed companies, something we will attempt to do as well. Some of our competitors could enter into exclusive arrangements with firms, associations or industries and deny us access to their sectors, devote greater resources to marketing and promotional campaigns and devote substantially more resources to their Website and systems development that we will be able to do. New technologies and the continued enhancement of existing technologies may also increase competitive pressures upon us.

DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS.

The Company expects that it will have a diversified clientele in many sectors across a broad range of industries and in various geographical locations. The Company does not anticipate depending on one or few customers. As of this date the Company has no clients.

STATUS  OF  ANY  PUBLICLY  ANNOUNCED  NEW  PRODUCT  OR  SERVICE.

The  Company is in the development stage.    We have not yet announced our Asset
Sharing  website  and  infrastructure.

INTELLECTUAL  PROPERTIES

We have filed an application with the United States Patent and Trademark Office for a patent on our asset sharing website and infrastructure under the title of:
"E-commerce Infrastructure and Transaction System to Commoditize Unutilized, and Underutilized Assets & Resources and Excess Capacity, via Sharing or Bartering Arrangements Transacted through the EconoShare System Invention". The Patent is currently pending. We have applied and received trade mark protection for the EconoShare name.

We have invested human resources into devising and patenting and otherwise protecting our business model and various solutions. We regard our domain name and similar intellectual property (IP) as critical to our success. We rely on a combination of laws and contractual restrictions with our employees, customers, suppliers, affiliates, partners and others to establish and protect our proprietary rights. Despite these precautions, it may be possible for others to copy or otherwise obtain our IP without authorization. In addition, we cannot assure you that others will not independently develop substantially similar IP. Effective trademark protection may not be available or may not be sought by use in every country in which our offerings are made available, including the U.S.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of the trademarks and other IP rights of third parties by our Company. In addition, litigation may be necessary in the future to enforce our IP rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation, regardless of the outcome or the merit, could result in substantial costs and diversion of management and technical resources, any of which may materially harm our business.

EFFECT  OF  EXISTING  OR  PROBABLE  REGULATIONS  ON  THE  BUSINESS:

Our business does not require government approval. Our business is, however, subject, to privacy laws and regulations enacted in the United States and other jurisdictions around the world that govern the collection and use of personal data of our customers and our ability to contact our customers and prospective customers, including through telephone or facsimile. Additionally, the United States and other jurisdictions are in the process of considering passing additional laws and regulations to protect the privacy of customers and prospective customers. In light of these and any future laws and regulations, there can be no assurance that we will be able to continue to market our services efficiently.

     (C)  REPORTS  TO  SECURITY  HOLDERS.

Following completion of this offering, we will not be required to provide you with an annual report and we will not voluntarily send an annual report to you. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the Securities & Exchange Commission at their Public Reference Room at 100 F Street, N.E., Room, number 1580, Washington, D.C. 20549 . You may obtain information on the operation of the Public Reference Room by calling the SEC at I -800-SEC-0330. The SEC also maintains an Internet site at http:www.sec.gov. that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

EMPLOYEES:

The business of EconoShare, Inc. will be managed by our officers and directors. We do not anticipate hiring any employees in the next twelve months. However, when our Registration Statement is deemed Effective, we do plan to raise additional funds to expand our business. If we are successful in raising funds, we plan to hire key employees in marketing, and for initiating strategic alliances. Our future success will depend in large part upon our ability to attract and retain highly qualified employees. Competition for such personnel is intense, and there can be no assurance that we will be able to retain our senior management or other key employees or that we will be able to attract and retain additional qualified personnel in the future. To date Hyman Schwartz is filling all of the administrative and leadership functions. We have not entered into an employment agreement with Mr. Schwartz and we do not anticipate doing so in the foreseeable future.

Description of Properties

The  address  of  our  administrative  office  is:

1510  51  St.
Brooklyn,  NY  11219

Our CEO has agreed to provide his home office for administrative use by the Company free of charge. The office is equipped with standard office equipment including computers, scanners, copiers, and fax machine, telephone system and office space.

Legal  Proceedings

Neither us, nor any of our officers or directors is a part' to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Directors, Executive Officers, Promoters and Control Persons

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of two years and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.


Name                 Position with the Company

Hyman  Schwartz           Age    55      Chairman,  CEO,  Treasurer
1510  51  St.
Brooklyn,  NY  11219

Jacob  Werczberger        Age     33       Secretary,  Director
1942-52nd St.
Brooklyn,  NY  11204

Hyman Schwartz has been employed at EconoShare as President, Chief Operations Officer, Treasurer, and Chairman of the Board of Directors since August 2, 2005. Mr. Schwartz is also the president of The Hyett Group Ltd. since 1996. Through its divisions, The Hyett Group Ltd. provides various business services to its clients, including software design, mergers & acquisitions, business consulting and operates a business concept lab. Mr. Schwartz received his degree in accounting from La Salle University in 1975. From August 1999 until January 2004, Hyman Schwartz was a director of New Medium Enterprises, Inc. a publicly traded company.

Jacob Werczberger has been employed at EconoShare Inc. as Corporate Secretary since August 15, 2005. Mr. Werczberger is also employed at Valley Supplies Ltd. in the capacity of Director of Operations since June 2003. From November 1997 until June 2003, Jacob Werczberger was employed at S& K trading International in the capacity of General Manager. In June 2003, Valley Supplies Ltd. merged with S &K Trading International. Mr. Werczberger attended Yeshiva Torah Veyirah and graduated high school. Mr. Werczberger has no experience in public company administration.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock as of September 27, 2006 by (1) all stockholders known to the Company to be beneficial owners of more than five percent (5%) of the outstanding Common Stock; and all directors and executive officers of the Company, individually and collectively as a group.





                                                                 AMOUNT OF
                                              AMOUNT OF          BENEFICIAL
                                              BENEFICIAL         OWNERSHIP                 PERCENT
TITLE OR                                      OWNERSHIP BEFORE   AFTER          PERCENT    OF CLASS
CLASS OF    NAME  OF                          STOCK              STOCK          OF CLASS   AFTER
SECURITIES  BENEFICIAL OWNER  (1)             OFFERING           OFFERING       BEFORE     STOCK
                                                            (2)                 OFFERING   OFFERING
                                              -----------------                 ---------  ---------

Common      Hyman Schwartz                           9,000,000      9,000,000      91.92%     91.92%
----------  --------------------------------  -----------------  -------------  ---------  ---------

                                                       750,000     750,000 (1)                ..076%
Common      The Hyett  (1) Group Ltd.                                              ..076%
----------  --------------------------------                                    ---------

Common      Jacob Werczberger                           50,000         50,000       .005%      .005%
----------  --------------------------------  -----------------  -------------  ---------  ---------

Common      Officers & Directors as a group       9,800,000 (1)  9,800,000 (1)     99.52%     99.52%
----------  --------------------------------  -----------------  -------------  ---------  ---------




(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

Hyman Schwartz is the president and principal shareholder of The Hyett Group, Ltd. The Hyett Group, Ltd is registering 750,000 shares of Common Stock which includes 150,000 shares of Common Stock and 600,000 shares of Common Stock underlying four series of warrants. The Hyett Group, Ltd is an affiliate of the CEO of the issuer and is thus subject to resale restrictions that preclude resale of such number of shares which exceed 1% of the outstanding shares of the Company's Common Stock every 90 days. For the purpose of the Affiliate rule, the shares held by Hyman Schwartz and The Hyett Group, Ltd. is aggregated.

During the past five (5) years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company has:

(1) filed a petition under the Federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two (2) years before the time of such filings, or any corporation or business association of which he was an executive officer at or within ten (10) years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

     (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment Company, or engaging in or continuing any conduct or practice in connection with such activity;

     (ii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described above under this subsection
(3)(i) above, or to be associated with persons engaged in any such activities;

(5) was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated.

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Certain Relationships and Related Transactions

We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.






                                                                 AMOUNT OF
                                              AMOUNT OF          BENEFICIAL
                                              BENEFICIAL         OWNERSHIP                 PERCENT
TITLE OR                                      OWNERSHIP BEFORE   AFTER          PERCENT    OF CLASS
CLASS OF    NAME  OF                          STOCK              STOCK          OF CLASS   AFTER
SECURITIES  BENEFICIAL OWNER  (1)             OFFERING           OFFERING       BEFORE     STOCK
                                                            (2)                 OFFERING   OFFERING
                                              -----------------                 ---------  ---------

Common      Hyman Schwartz                           9,000,000      9,000,000      91.92%     91.92%
----------  --------------------------------  -----------------  -------------  ---------  ---------

                                                       750,000     750,000 (1)                ..076%
Common      The Hyett  (1) Group Ltd.                                              ..076%
----------  --------------------------------                                    ---------

Common      Jacob Werczberger                           50,000         50,000       .005%      .005%
----------  --------------------------------  -----------------  -------------  ---------  ---------

Common      Officers & Directors as a group       9,800,000 (1)  9,800,000 (1)     99.52%     99.52%
----------  --------------------------------  -----------------  -------------  ---------  ---------


Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

The founding stockholders of the Company, Hyman Schwartz and Jacob Werczberger received 9,050,000 shares of Common Stock of the company, for which they paid an aggregate of $905.

Hyman Schwartz is the president and principal shareholder of The Hyett Group, Ltd. The Hyett Group, Ltd is registering 750,000 shares of Common Stock which includes 150,000 shares of Common Stock and 600,000 shares of Common Stock underlying four series of warrants. The Hyett Group, Ltd is an affiliate of the CEO of the issuer and is thus subject to resale restrictions that preclude resale of such number of shares which exceed 1% of the outstanding shares of the Company's Common Stock every 90 days. For the purpose of the Affiliate rule, the shares held by Hyman Schwartz and The Hyett Group, Ltd. is aggregated.

On August 21, 2005 the Company engaged the services of Softcode Design and Development, a Division of The Hyett Group Ltd. to develop the websites and platform infrastructures in exchange of 150,000 Shares of Common Stock and Common Stock Purchase warrants valued at $7,500. The Hyett Group, Ltd. will also provide hosting services to our company for a monthly fee of $100 and Edgarizing services at the standard rate. Hyman Schwartz, our President and CEO of EconoShare, Inc., is also the president and principal shareholder of The Hyett Group Ltd.

Jacob  Werczberger  ,  our  Secretary  is  a  nephew  to  Hyman  Schwartz  .

Hyman Schwartz, the Company's Chief Executive Officer and Principal shareholder provided a credit facility to the Company for up to a maximum of $25,000 which may be drawn down anytime from June 15, 2006 until October 15, 2007. This unsecured loan is payable October 30, 2007 and bears an interest rate of prime plus one (1) calculated on an annual basis payable annually in arrears with first payment due June 14, 2007 and second payment due at maturity on October 30, 2007, unless extended by mutual consent of the parties. To date, Hyman
Schwartz did not advance any funds to the Company pursuant to this credit facility. In September 2005, prior to providing this credit facility to the Company, Hyman Schwartz provided a short term loan to the Company in the amount of $3,595, which has been repaid to Mr. Schwartz in the month of February 2006.

The  Company  has  not  entered into any other transactions with a related party
other  than  what  is  stated  above.   Management  does  not  know of any other
transaction  it  will  be  entering  into  with  related  parties.

The Company has had no transactions with any promoter or promoters since its inception. Nothing of value, including money, property, contracts, options or rights of any kind has been received or will be received by a promoter, director or indirectly from the Company which is not disclosed.

Description of the Securities.

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $.0001 per share and 10,000,000 shares of preferred stock, par value $.0001 per share.

We currently have 9.791,000 shares of Common Stock issued and outstanding and 36 shareholders of record. No Preferred shares have been issued to date.

Common Stock:

Common Stock:

Voting Rights. Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company.

Our Certificate of Incorporation and By Laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election.

Preemptive Rights. The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidation Rights. In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption. The shares of the Company's Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company's Common Stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

Dividends: Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor.

Preferred Shares: The Company authorized 10,000,000 preferred shares par value $0.0001 cents per share. As of this date, no preferred shares have been issued.

The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Shares are as follows:

The shares of Preferred Stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof. Such Preferred Stock may be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

WARRANTS:

The Company has outstanding 741,000 Series A Warrants which were issued to investors. Each Series A warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue Date") until the
September 15, 2010   (the "Expiration Date")  one share of  fully paid and non
assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $0.25 per share of Common Stock.

The Company has outstanding 741,000 Series B Warrants which were issued to investors. Each Series B warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue Date") until the
September 15, 2010   (the "Expiration Date")  one share of  fully paid and non
assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $0.50 per share of Common Stock.

The Company has outstanding 741,000 Series C Warrants which were issued to investors. Each Series C warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue Date") until the
September 15, 2010   (the "Expiration Date")  one share of  fully paid and non
assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $1.00 per share of Common Stock.

The Company has outstanding 741,000 Series D Warrants which were issued to investors. Each Series D warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue Date") until the
September 15, 2010   (the "Expiration Date")  one share of  fully paid and non
assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $1.50 per share of Common Stock.

In accordance to the Warrant provisions for the Series, A, B, C, D, the Company has the option to "call" the Warrants (the "Warrant Call"), in accordance with and governed by the following:

(a) The Company shall exercise the Warrant Call by giving to each Warrant Holder
a written notice of call (the "Call Notice") at any time   prior to the
Expiration Date.

(b) The Warrant Holders may then choose to exercise their Warrant rights and purchase the appropriate number of shares of Common Stock and pay for same all within 10 business days of the date of the Call Notice. Any Warrants which are Called and not exercised during such 10 business day period shall thereafter not be exercisable.

The exercise price and number of shares of Common Stock issuable on exercise of the Series A Warrants, Series B Warrants, Series C Warrants, and Series D Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of EconoShare, Inc.

The Class A Warrants, Class B Warrants, Class C Warrants, and Class D Warrants may be exercised upon surrender of the Warrant on or after the exercise date of the Warrant, and on or prior to the expiration date of the Warrant. Warrants will be surrendered at our principal office or at the office of the Warrant Agent appointed by EconoShare, Inc. in accordance with the terms of the Warrant, with the subscription form attached thereto completed and executed as indicated, accompanied by full payment of the exercise price (in cash or by certified check or official bank check payable to the order of EconoShare, Inc., Inc.) for the number of Warrants being exercised. The Warrant Holders do not have the right or privileges of holders of Common Stock.


Plan of Distribution

Re-sales  by the Selling Shareholders.   The plan of distribution for the shares
being offered for sale by the Selling Shareholders provides that shareholders may sell their shares of Common Stock either directly or through a broker-dealer.

Broker-dealers may charge commissions to both Selling Shareholders selling Common Stock and purchasers buying shares sold by a Selling Shareholder. Neither we nor the Selling Shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Shareholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required by laws, and regulations we will file a prospectus supplement during the time the Selling Shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by Selling Shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits Selling Shareholders from offering to purchase and purchasing our Common Stock at certain periods of time surrounding their sales of shares of our Common Stock under this prospectus.

Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their Common Stock. Some states may also require Selling Shareholders to sell their Common Stock only through broker-dealers.

The Selling Shareholders will receive all of the proceeds from the sale of 741,000 of their shares, less any commissions or discounts paid to brokers or other agents. We will not receive any of the proceeds from the sale of these shares. We may, however, receive up to $2,408,250 in proceeds from the exercise by certain Selling Shareholders of Warrants to purchase up to an aggregate of 2,964,000 shares of our Common Stock. The resale of the Common Stock underlying these Warrants is included in the Registration Statement of which this prospectus forms a part. We have agreed to include the shares of the Selling Shareholders in the Registration Statement. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares on behalf of the Selling Shareholders. We estimate that we will incur legal and accounting fees and other expenses related to this offering of approximately $10,000 in conjunction with the preparation and filing of this registration statement.

The Selling Shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the Selling Shareholders will sell any or all of the shares offered by them.

Selling  Security  Holders

The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock registered pursuant to this Registration Statement. Because the Selling Shareholders may offer all or only some portion of the 741,000 shares of Common Stock to be registered plus an additional 2,964,000 issuable upon exercise of certain Warrants, requiring the payment of the exercise price, no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the Selling Shareholders as of September 27, 2006 and the number of shares of Common Stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Shareholder.








                                                                                          Shares of
                                                                                          Common
                                                                                          stock to be                Percent
                                                                            Percent of    Registered   Shares of     of
                                                               Shares of    Percentage    Including    common        common
                                                               common       Common        Shares       Stock         Stock
                                                               Stock owned  Stock owned   Underlying   owned         owned
Name of Selling                                                prior        prior to      Warrants     After         After
Stockholder                                                    to offering  offering (1)               offering (2)  offering
                                                                                                                           (2)
                                                                                                                     ---------
The Hyett Group, Ltd.
 1510 51 St,
Brooklyn, NY 11219
(3)
                                                                   750,000         .076%      750,000   750,000 (3)      .076%
                                                               -----------  ------------  -----------  ------------  ---------
Yeshiva  Mesifta
Beth Alexander
1215 E 7th St.
Brooklyn, NY 11230
(4)                                                                100,000        .0102%      500,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Yerushalmy
Talmudical Academy
5202 13th Ave.
Brooklyn, NY
(5)                                                                100,000          .01%      500,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Congregation
 Em Lebina
1215 E 7th St.
Brooklyn, NY 11230
(6)                                                                 40,000          .01%      200,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Advanced
Learning Institute
4712 14 Ave
Brooklyn, NY 11219                                                                  .01%
  (7)                                                               40,000                    200,000         ----       ----
-------------------------------------------------------------  -----------                -----------  ------------  ---------
Brooklyn Talmudical
 Academy
4712 14 Ave
 Brooklyn, NY   11219
(8)                                                                 40,000         .004%      200,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------

                                    Page 43


LR Management
Group LLC
1621 E. 35th St.
Brooklyn, NY
11234
(9)
                                                                    10,000        .0010%       50,000         ----
Joel Gottesman
30 Parkville Ave.
Brooklyn, NY
                                                                    10,000        .0010%       50,000         ----       ----
                                                               -----------  ------------  -----------  ------------  ---------
Solomon Markowitz
1684 48th St.
Brooklyn, NY 11204                                                  10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Herman Goldberger
2 Preshburg Blvd.
 Unit 205
Monroe, NY 10950                                                    10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Aaron Weiss
1357 49th St.
Brooklyn, NY 11219                                                  10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Ben Werczberger
970 50th St.
Brooklyn, NY
11219
  (10)
                                                                    10,000        .0010%       50,000         ----       ----
                                                               -----------  ------------  -----------  ------------  ---------
Joseph Kohen
8 Fanley Ave
Spring Valley, NY
10977
                                                                    10,000        .0010%       50,000         ----       ----
                                                               -----------  ------------  -----------  ------------  ---------
Abraham Fried
1588 E. 21 St.
Brooklyn, NY 11210                                                  10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
William Rosenberg
1468 E. 14th St.
Brooklyn, NY
11230                                                               10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Don Fuchs
370 Brook Ave.
Passaic NJ 07065                                                    10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Eli Davidovits
c/o Royal Imports
4522 18th avenue
Brooklyn New York
 11204                                                              10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Joseph Horowitz
1350 47th St.
Brooklyn, NY 11219                                                  10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Chaim E. Rabinowitz
1358 49th St.
Brooklyn, NY 11219                                                  10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Fischel Rabinovich
1372 47th St.
Brooklyn, NY 11219                                                  10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Simon Rubinfeld                                                          .
5418 16th Ave
Brooklyn, NY 11219                                                  10,000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------


                                    Page 44


Shlomo Kovo
122 Brightwater
Court
Brooklyn, NY
11235                                                               10.000        .0010%       50,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Martin Schwartz
1664 49th St.
Brooklyn, NY 11219
(11)                                                                24,700         .002%      123,500         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Samuel & Eva Beilus
478 Penn St.
Brooklyn, NY 11211
(12)
                                                                    23,000         .002%      105,000         ----       ----
                                                               -----------  ------------  -----------  ------------  ---------
Samuel Friedman
730 E. 3rd St.
Brooklyn, NY 11218
(13                                                                 22,000         .002%      105,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Israel Goldberger
1944-52nd St.
Brooklyn, NY 11204
                                                                    10,000        .0010%       50,000         ----       ----
                                                               -----------  ------------  -----------  ------------  ---------
Judy & Herman Friedman
487 Bedford Ave.
Brooklyn, NY 11211
                                                                    11,800         .001%       50,000         ----       ----
(14)                                                           -----------  ------------  -----------  ------------  ---------

Milka Fixler
4503 15th Ave.
Brooklyn, NY 11219                                                   2,500       .00025%       12,500         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Esther Ackerman
4910 17th Ave.
 Brooklyn, NY   11204                                                2,500       .00025%       12,500         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Henry Schwartz
1029 Dahill Rd.
Brooklyn NY 11219
(15)                                                                11,000        .0001%        5,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Milton  Schwartz
1765 59th St
Brooklyn, NY 11204
(16)                                                                 1,000        .0001%        5,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Elozar Klein
1357 51 Street
Brooklyn, NY 11219                                                   1,000        .0001%        5,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Henry Reinhold
1354 E. 13th St.
Brooklyn, NY 11230                                                   1,000       .00004%        2,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------
Chani M. Edelstein
1274 Ocean Parkway
Brooklyn, NY 11218                                                   1,000       .00004%        2,000         ----       ----
-------------------------------------------------------------  -----------  ------------  -----------  ------------  ---------


(1)  Based on 9,791,000 shares of Common Stock issued as of   September 27,2006

(2)  Assumes the sale of all shares registered by each selling shareholder.


(3) Hyman Schwartz is the president and principal shareholder of The Hyett Group, Ltd. The Hyett Group, Ltd is registering 750,000 shares of Common Stock which includes 150,000 shares of Common Stock and 600,000 shares of Common Stock underlying four series of warrants. The Hyett Group, Ltd is an affiliate of the CEO of the issuer and is thus subject to resale restrictions that preclude resale of such number of shares which exceed 1% of the outstanding shares of the Company's Common Stock every 90 days. For the purpose of the Affiliate rule, the shares held by Hyman Schwartz and The Hyett Group, Ltd. is aggregated. Hyman Schwartz exercises shares voting and dispositive control over the shares of The Hyett Group, Ltd.

(4) Rabbi Benjamin Schick, exercises sole voting and dispositive powers with respect to the shares of Congregation Mesifta Beth Alexander.

(5) Yerushalmy Talmudical Academy. Director Gedalya Gelb, a Director exercises sole voting and dispositive powers with respect to the shares.

(6) Chani Schick, Director of Congregation Em Lebina exercises sole voting and dispositive powers with respect to the shares.

(7) Advanced Learning Institute. Elozer Klein, a Director exercises sole voting and dispositive powers with respect to the shares.

(8) Brooklyn Talmudical Academy. Leo Rothman, Director exercises sole voting and dispositive powers with respect to the shares.

(9) L.R. Management. Lipa Rosenberg, President, exercises sole voting and dispositive powers with respect to the shares.

(10) Ben Werczberger is the father of Jacob Werczberger

(11) Martin Schwartz is a brother to Hyman Schwartz

(12) Eva Beilus is a sister in law to Hyman Schwartz

(13) Samuel Friedman is a brother in law to Hyman Schwartz

(14) Judy & Herman Friedman. Hyman Schwartz is a son in law to the Friedmans.

(15) Henry Schwartz is a nephew to Hyman Schwartz

(16) Milton Schwartz is a nephew to Hyman Schwartz


To  our  knowledge, none of the selling shareholders or their beneficial owners:

     Has had a material relationship with EconoShare, Inc. other than as a shareholder at any time within the past three years; or

     Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates -

     or  are  broker-dealers  or  affiliated  with  broker-dealers.

     Martin Schwartz is a brother to Hyman Schwartz. Martin is an account executive at a broker dealer but purchased his shares in EconoShare outside of his affiliation with his broker-dealer. He purchased his shares in the ordinary course of business and at the time of the purchase of the securities to be resold, he had no agreement or understanding, directly or indirectly, with any person to distribute the securities.

We will require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.


Transfer  Agent

The Company has engaged the services of a Stock Transfer Company to act as its Transfer Agent:

Pacific Stock Transfer Company
500 E. Warm Springs Road, Suite. 240
Las Vegas, NV  89119
(702) 361-3033   FAX (702) 433-1979

Legal Matters

The validity of the Common Stock offered by this prospectus has been passed upon by The O'Neal Law Firm, P.C.

 Experts

The financial statements of EconoShare, Inc., included in this Registration Statement have been audited by N. Blumenfrucht, CPAPC to the extent and for the period set forth in their report appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Disclosure of Sec Position of Indemnification for Securities Act Liabilities

Our corporate Bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Where You Can Find More Information

We have filed a Registration Statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 under the Securities Act to register the shares of our Common Stock being offered by this prospectus. This prospectus omits some information contained in the Registration Statement and its exhibits, as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should review the Registration Statement and its exhibits, which may be inspected, without charge, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the public reference facilities of the SEC on payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including the Registration Statement.

We are not required to deliver annual reports to stockholders, and we do not intend to voluntarily send annual reports with audited financial statements to stockholders. However, on completion of this offering, we will become subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the regional offices, public reference facilities and Web site of the SEC referred to above. We have not filed any reports or statements with the SEC prior to filing this registration statement.

Changes  In  and  Disagreements  with  Accountants  on  Accounting and Financial
Disclosure:

The principal accountant's report of N. Blumenfrucht, CPA PC on the financial statements did not contain adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. There has been no disagreement with the auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.


FINANCIAL  STATEMENTS:

                             N. Blumenfrucht CPA PC
                             ----------------------
                              1040 EAST 22ND STREET
                             BROOKLYN NEW YORK 11210
                               TEL. - 718-692-2743
                                FAX -718-692-2203

The Board of Directors and Stockholders
EconoShare, Inc.

We have audited the accompanying balance sheets of EconoShare, Inc. as of June 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period August 1, 2005 (inception) through June 30, 2006 .These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EconoShare , Inc. as of June 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period August 1, 2005 (inception) through June 30, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company and has had no significant income since inception, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty


Brooklyn New York
September 1, 2006        /s/ N. Blumenfrucht, CPAPC

                                ECONOSHARE, INC.
                           A Development Stage Company
                                  BALANCE SHEET
       FOR THE PERIOD  AUGUST 1, 2005 (Inception) to JUNE 30, 2006







ASSETS
------------------------------------------------------------------------------

CURRENT ASSETS
------------------------------------------------------------------------------
   Cash and cash equivalents                                                    $  8,633
------------------------------------------------------------------------------  ---------


          Total Current Assets                                                             $ 8,633
------------------------------------------------------------------------------             -------




LONG TERM ASSETS
------------------------------------------------------------------------------
   Patent pending                                                                            4,625
------------------------------------------------------------------------------             -------
   Web site development costs/ Software Asset                                                7,500
------------------------------------------------------------------------------             -------
   Deferred tax asset                                                                            0
------------------------------------------------------------------------------             -------


          Total Long Term Assets                                                            12,125
------------------------------------------------------------------------------             -------


         Total Assets                                                                      $20,758
------------------------------------------------------------------------------             =======






LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------




CURRENT LIABILITIES
------------------------------------------------------------------------------
   Accrued expenses                                                             $      0
------------------------------------------------------------------------------  ---------


          Total Current Liabilities                                                        $     0
------------------------------------------------------------------------------             -------




COMMITMENTS AND CONTINGENCIES
------------------------------------------------------------------------------


STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------
  Preferred stock, $.001 par value, Authorized 10,000,000 shares ; none issued     -----
------------------------------------------------------------------------------  ---------
  Common stock, $.0001 par value, Authorized 100,000,000 shares;
------------------------------------------------------------------------------
  Issued and outstanding  9,609,500 as of June 30, 2006                               961
------------------------------------------------------------------------------  ---------
  Additional paid in capital                                                      53,919
------------------------------------------------------------------------------  ---------
  Deficit accumulated during the development stage                               (34,122)
------------------------------------------------------------------------------  ---------


          Total Stockholders' Equity                                                        20,758
------------------------------------------------------------------------------             -------


Total Liabilities and Stockholders' Equity                                                 $20,758
------------------------------------------------------------------------------             =======





THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                                ECONOSHARE, INC.
                           A Development Stage Company
                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD  AUGUST 2, 2005 (Inception)  TO JUNE 30, 2006



CASH FLOWS FROM OPERATING ACTIVITIES
-----------------------------------------------------------------
     Net loss                                                                 ($34,122)
-----------------------------------------------------------------            ----------


     Adjustments to reconcile net loss to net
-----------------------------------------------------------------
       cash provided by operating activities:
-----------------------------------------------------------------


       Shares issued for services rendered                         $ 7,500
-----------------------------------------------------------------  --------
       Expenses incurred but not paid credited to paid in capital   26,000      33,500
-----------------------------------------------------------------  --------  ----------


          Changes in assets and liabilities:                                         0
-----------------------------------------------------------------            ----------




Net cash used in operating activities                                             (622)
-----------------------------------------------------------------            ----------


CASH FLOWS FROM INVESTING ACTIVITIES
-----------------------------------------------------------------
     Web site                                                       (7,500)
-----------------------------------------------------------------  --------
     Patent pending                                                 (4,625)
-----------------------------------------------------------------  --------


Net cash used in financing  activities                                         (12,125)
-----------------------------------------------------------------            ----------




CASH FLOWS FROM FINANCING ACTIVITIES
-----------------------------------------------------------------
   Proceeds from sale of  Common Stock and warrants                 20,475
-----------------------------------------------------------------  --------
   Proceeds from sale of shares and warrants to various
-----------------------------------------------------------------
   officers, founders and investors                                    905
-----------------------------------------------------------------  --------


Net cash provided by financing activities                                       21,380
-----------------------------------------------------------------            ----------


NET INCREASE IN CASH AND CASH EQUIVALENTS                                        8,633
-----------------------------------------------------------------            ----------


Cash and cash equivalents, beginning of period                                       0
-----------------------------------------------------------------            ----------


Cash and cash equivalents, dateYear2006Day30Month6June 30, 2006              $   8,633
-----------------------------------------------------------------            ==========




SUPPLEMENTAL DISCLOSURES
-----------------------------------------------------------------


Noncash investing and financing activities:
-----------------------------------------------------------------


Issuance of common stock in exchange for services
-----------------------------------------------------------------
in connection with web site development costs                                $   7,500
-----------------------------------------------------------------            ==========


Expenses incurred credited to additional paid in capital                     $  26,000
-----------------------------------------------------------------            ==========


                                    Page 51






THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS



                                ECONOSHARE, INC.
                           A Development Stage Company
                     STATEMENT OF OPERATIONS FOR THE PERIOD
        FOR THE PERIOD AUGUST 2, 2005  (Inception) TO JUNE 30, 2006







REVENUES                                                  $       0
---------------------------------------------             ----------




OPERATING EXPENSES
---------------------------------------------
  General and administrative                      14,122
---------------------------------------------  ---------
   Officers compensation                          20,000
---------------------------------------------  ---------


     Total operating expenses                                34,122
---------------------------------------------             ----------


      Income (loss) from operations                         (34,122)
---------------------------------------------             ----------


OTHER INCOME
---------------------------------------------
   Interest Income                                                0
---------------------------------------------             ----------


     Loss before income taxes                               (34,122)
---------------------------------------------             ----------


Income tax benefit                                                _
---------------------------------------------             ----------


     NET LOSS                                              ($34,122)
---------------------------------------------             ==========


LOSS PER COMMON SHARE- Basic and Diluted                  $    0.00
---------------------------------------------             ==========


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING  9,329,750
---------------------------------------------  =========

                                    Page 52




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS



                                ECONOSHARE, INC.
                           A Development Stage Company
                        STATEMENT OF SHAREHOLDER'S EQUITY
        FOR THE PERIOD AUGUST 1, 2005 (Inception)  TO JUNE 30, 2006





                                                                                       Retained
                                                                                     -------------
                                                                        ADDITIONAL     Earnings
                                                                        -----------  -------------
                                       PER SHARE     COMMON     STOCK     PAID-IN    (Accumulated
                                       ----------  ----------  -------  -----------  -------------
                                         AMOUNT      SHARES    AMOUNT     CAPITAL      Deficit)      TOTALS
                                       ----------  ----------  -------  -----------  -------------  ---------

Shares  & warrants
 Issued  for cash,
 August 2005                           $     0.00   9,050,000  $   905  $         0                 $    905
-------------------------------------  ----------  ----------  -------  -----------                 ---------

Sale of 409,500 Shares of
 Common Stock, Sept
.. 2005- May 2006                       $     0.05     409,500       41       20,434                   20,475
-------------------------------------  ----------  ----------  -------  -----------                 ---------


Officer salary credited
 to paid in capital                                         0        0       20,000                   20,000
-------------------------------------              ----------  -------  -----------                 ---------


Rent expense
 credited to paid in
capital                                                     0        0        6,000                    6,000
-------------------------------------              ----------  -------  -----------                 ---------


Issuance of shares for
services rendered,
 Sept. 2005                               150,000  $       15    7,485                      7,500
-------------------------------------  ----------  ----------  -------               -------------


Net loss for period
 ended
June 30, 2006                                                                             (34,122)   (34,122)
-------------------------------------                                                -------------  ---------


BALANCES,
                        JUNE 30, 2006               9,609,500  $   961  $    53,919       (34,122)  $ 20,758
-------------------------------------              ==========  =======  ===========  =============  =========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS



                                ECONOSHARE, INC.
                           A Development Stage Company
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD AUGUST 2, 2005 (Inception)  TO JUNE 30, 2006



NOTE  1  -  FORMATION  AND  BUSINESS  OF  THE  COMPANY.
----------------------------------------------

EconoShare,  Inc.  was  organized  on  August  1,  2005  in the State of Nevada.
EconoShare, Inc. is a development stage company established for the purpose of providing a centralized market place for businesses to share idle resources, via sharing arrangements between owners of such assets .

.. NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal year end

The Company has chosen June 30, as its fiscal year end.

USE OF ESTIMATES:

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, revenue and expenses as well as the disclosure of contingent assets and liabilities in the financial statements. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consists of cash, money market funds and other highly liquid investments with a maturity of three months or less from the date of purchase. The Company has not experienced any losses on its cash or cash equivalents.

INVESTMENTS

Investments include marketable common stock securities traded on the stock exchange. The marketable securities are classified as available for sale, and are measured at fair value in the balance sheet. Unrealized gains and losses on investments are recorded net of tax as a separate component of stockholders' equity. Gains and losses on securities sold are determined based on the specific identification method. During the current period the Company had no marketable securities or investments.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated or amortized over the estimated useful lives of the assets (three to five years) using the accelerated depreciation method allowed by the Internal Revenue Code.



NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE RECOGNITION

The Company recognizes revenue on the accrual basis as the related services are provided to customers and when the customer is obligated to pay for such services.

EARNINGS (LOSS) PER SHARE

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share", the computation of net loss per share is based upon the weighted average number of common shares issued and outstanding for the reporting period. Common stock equivalents related to options, warrants and convertible securities are excluded from the computation when the effect would be antidiliutive

NOTE 3- LIQUIDITY & PROFITABILITY- GOING CONCERN

The Company is newly developed and has had no income since inception, which raises substantial doubt about its ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the Company's ability to obtain additional financing and upon future profitable operations.

NOTE 4 -INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 , (SFAS 109) " Accounting for Income Taxes." Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized, if on the weight available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

NOTE 5 -INTELLECTUAL PROPERTY

Patent Pending:

In December 2005 the Company applied for a patent on its EconoShare Resource sharing infrastructure. The Company incurred an aggregate of $4,625 for both the Patent and Trademark in legal expenses and filing fees which have been capitalized .

NOTE 5 -INTELLECTUAL PROPERTY (continued)

Website

In August 2005, the Company engaged the services of a software developer, which is a related party , to develop the websites in exchange of the issuance of 150,000 shares of Common Stock and Common Stock purchase warrants valued at $7,500.

Once the website is fully operational this asset will amortized over a sixty month period.

NOTE 7-OFFICERS ' COMPENSATION

The officer has taken no actual compensation since inception. For financial statement purposes on the Statement of Operations -officer's compensation has been charged in the amount of $ 20,000 in the current fiscal period. Additional Paid in Capital has been credited for the corresponding amount.

NOTE 8-COMMITMENTS AND CONTINGENCIES

The Company is occupying the premises of its President rent-freeFor financial statement purposes rent has been charged $6,000 and additional paid in capital has been credited in the current period for rent expense not paid.

Legal Proceedings

There are no material legal proceedings to which the Company is a party to or which any of their property is subject. Hyman Schwartz, who is our President and CEO is also the president and principal shareholder of The Hyett Group, LTD.

NOTE 10- STOCKHOLDERS' EQUITY

The Company's authorized capital stock consists of 200,000,000 shares of common stock (par value of $0.0001 and 10,000,000 shares of preferred (par value of $0.0001

The Company issued 9,050,000 common shares to its founders at par value for an aggregate of $905.00

In August 2005 the Company engaged the services of a software developer to develop its website . In payment of the above the Company issued 150,000 shares of Common Stock and Common Stock purchase warrants valued at $7,500.

NOTE 10- STOCKHOLDERS' EQUITY (continued)

From September 2005 until June 2006 the Company sold 409,500 shares of Common Stock and Common Stock Purchase warrants to various investors @$0.05 per share. For each share of Common Stock the subscriber received ( 1 ) Series A Warrant exercisable @ $0.25 per Share, one ( 1 ) Series B Warrant exercisable @ $.50 per Share, one (1) Series C Warrant exercisable @ $1.00 per Share, one (1) Series D Warrant exercisable at $1.50. Each Warrant is exercisable into one share of Common Stock. EconoShare, Inc. has the option to "call" all the Warrants presently outstanding (the "Warrant Call"). EconoShare, Inc. may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.

The company paid no salary or rent. For financial statement purposes officer compensation in the amount of $20,000 and rent in the amount of $6,000 has been charged on the statement of operations and a corresponding amount was credited as additional paid in capital

No preferred shares have been issued. It is within the discretion of the Board of Directors to determine the preferences of the preferred stock. The Company has not yet determined the preferences of the preferred stock

NOTE 10-SUBSEQUENT EVENTS

From July 2006 until September 27, 2006 the Company sold 181,500 shares of Common Stock and Common Stock Purchase warrants to various investors @$0.05 per share. For each share of Common Stock the subscriber received ( 1 ) Series A Warrant exercisable @ $0.25 per Share, one ( 1 ) Series B Warrant exercisable @ $.50 per Share, one (1) Series C Warrant exercisable @ $1.00 per Share, one (1) Series D Warrant exercisable at $1.50. Each Warrant is exercisable into one share of Common Stock. EconoShare, Inc. has the option to "call" all the Warrants presently outstanding (the "Warrant Call"). EconoShare, Inc. may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.



THESE  SECURITIES  ARE  SPECULATIVE  AND  INVOLVE  A  HIGH  DEGREE  OF  RISK.
PLEASE  REFER  TO  "RISK  FACTORS" BEGINNING ON PAGE 9.   THE SECURITIES OFFERED
HEREIN SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE COMPLETE LOSS OF THEIR INVESTMENT.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification  Of  Directors  And  Officers

Nevada Revised Statute Section 78.7502 provides that:

(i) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(ii) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(iii) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Nevada Revise Statute Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  by our stockholders;

(b) by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)  by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our Company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with this registration:





Sec Registration Fees            $     286.58
-------------------------------  ------------
Printing & Miscellaneous         $     500.00
-------------------------------  ------------
Accounting Fees & Expenses       $2,000-3,000
-------------------------------  ------------
Legal Fees & Expenses            $      5,000
-------------------------------  ------------
Edgarization Fees                $      3,000
-------------------------------  ------------
Transfer Agent Fees & Expenses   $      2,040
-------------------------------  ------------



Total                            $     13,826
-------------------------------  ------------



Recent Sales of Unregistered Securities

Since inception of the Company in August 2005, we have sold unregistered securities to the following shareholders.

On  August  3,  2005  we  issued  9,000,000  Common  Stock  to  Hyman  Schwartz,
President, Chief Executive Officer, and 50,000 Shares to our Secretary in exchange of the payment of $0.0001 par value for an aggregate of $905.00. In connection with the issuance of these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof.

From August 2005 until September 27, 2006 we sold 741,000 shares of Common Stock to investors as part of the Series A Units. The Units consisted of Common Stock and Common Stock Purchase Warrants. The Units itself will not be tradable and are not being registered. We are registering the components of the Units which include Common Stock and Common Shares underlying the Common Stock Purchase Warrants. Each Unit was sold to investors at $0.05 per Unit and consisted of one
(1) Share of Common Stock $.0001 par value and four series of Warrants. In conjunction with the sale of these Units, we issued 741,000 shares of Common Stock and Warrants to purchase 2,964,000 shares of Common Stock underlying four
(4)  Series  of  Warrants  described  below:

Warrants:

In connection with the sale of the 741,000 shares of Common Stock as part of the Series A Units, the Company has issued and has outstanding the following Common Stock Purchase Warrants issued to the subscribers.

741,000 Series A Warrants. Each Series A warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue
Date")  until the  September 15, 2010   (the "Expiration Date")  one share of
fully paid and non assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $0.25 per share of Common Stock.

741,000 Series B Warrants. Each Series B warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue
Date")  until the  September 15, 2010   (the "Expiration Date")  one share of
fully paid and non assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $0.50 per share of Common Stock.

741,000 Series C Warrants.   Each Series C warrant entitles the holder  to
purchase from the Company at anytime from the date of issuance, (the "Issue
Date")  until the  September 15, 2010   (the "Expiration Date")  one share of
fully paid and non assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $1.00 per share of Common Stock.

741,000 Series D Warrants. Each Series D warrant entitles the holder to purchase from the Company at anytime from the date of issuance, (the "Issue
Date")  until the  September 15, 2010   (the "Expiration Date")  one share of
fully paid and non assessable Common Stock $.0001 par value per share, of the Company, at a purchase price of $1.50 per share of Common Stock.

In accordance to the Warrant provisions for the Series, A, and B, and C, and D, the Company has the option to "call" the Warrants (the "Warrant Call"), in accordance with and governed by the following:

(a) The Company shall exercise the Warrant Call by giving to each Warrant Holder
a written notice of call (the "Call Notice") at any time   prior to the
Expiration Date.

(b) The Warrant Holders may then choose to exercise their Warrant rights and purchase the appropriate number of shares of Common Stock and pay for same all within 10 business days of the date of the Call Notice. Any Warrants which are Called and not exercised during such 10 business day period shall thereafter not be exercisable.

The exercise price and number of shares of Common Stock issuable on exercise of the Series A Warrants, Series B Warrants, Series C Warrants, and Series D Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of EconoShare, Inc.

The Class A Warrants, Class B Warrants, Class C Warrants, and Class D Warrants may be exercised upon surrender of the Warrant on or after the exercise date of the Warrant, and on or prior to the expiration date of the Warrant. Warrants will be surrendered at our principal office or at the office of the Warrant Agent appointed by EconoShare, Inc. in accordance with the terms of the Warrant, with the subscription form attached thereto completed and executed as indicated, accompanied by full payment of the exercise price (in cash or by certified check or official bank check payable to the order of EconoShare, Inc., Inc.) for the number of Warrants being exercised. The Warrant Holders do not have the right or privileges of holders of Common Stock.

If all of the Warrants are exercised, the Company will have 12,755,000 shares of Common Stock outstanding.



In connection with the issuance of these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof. Each investor completed a Subscription Agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.



Undertakings

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ( 230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXHIBITS





No.           Description
------------  ---------------------------------------


Exhibit 3.1   Articles of Incorporation
------------  ---------------------------------------
Exhibit 3.3   By Laws
------------  ---------------------------------------
Exhibit 5.1   Legal Opinion & Consent of Counsel
------------  ---------------------------------------
Exhibit 99.1  Form of Subscription & Registration
              Rights Agreement.
------------  ---------------------------------------
Exhibit 99.2  Form of Stock Purchase Warrant
------------  ---------------------------------------
Exhibit 10.1  Contract- Softcode Design & Development
------------  ---------------------------------------
Exhibit 10.2  Officer's Credit Facility
------------  ---------------------------------------
Exhibit 23.1  Consent of Auditor
------------  ---------------------------------------
Exhibit 99    Code of Ethics
------------  ---------------------------------------



<


Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Brooklyn , State of New York.



EconoShare, Inc.,


By:  /s/ Hyman Schwartz
Principal Executive Officer

Date:  September 27, 2006

By:  /s/ Hyman Schwartz
Principal Financial Officer

Date:  September 27, 2006

By:  /s/ Hyman Schwartz
Principal Accounting Officer

Date: September 27, 2006


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By:  /s/ Jacob Werczberger,
        Secretary, Director

Date:  September 27, 2006


























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